As filed with the Securities and Exchange Commission on February 7, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARMAN INTERNATIONAL

INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

11-2534306

(I.R.S. Employer Identification Number)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of principal executive offices) (Zip Code)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

2012 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Todd A. Suko

Executive Vice President and General Counsel

Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Name and address of agent for service)

(203) 328-3500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	4,400,000 shares	$43.71	$192,324,000	$22,040.34

(1)	Represents shares of Common Stock issuable pursuant to the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on February 2, 2012, within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register 4,400,000 shares of common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (the “Plan”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case as of their respective dates:

(i)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the Commission on August 11, 2011;

(ii)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the Commission on November 1, 2011;

(iii)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, filed with the Commission on February 7, 2012;

(iv)	the Registrant’s Current Reports on Form 8-K filed with the Commission on July 8, 2011, October 25, 2011, December 13, 2011, December 21, 2011 and December 27, 2011; and

(v)	the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A (Commission File No. 001-09764), filed on February 27, 2003, including any amendments thereto.

In addition, all documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

3.1	Restated Certificate of Incorporation of Harman International Industries, Incorporated, as amended (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, Commission File No. 001-09764, and hereby incorporated by reference).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 12, 2011 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on December 13, 2011, and hereby incorporated by reference).

3.3	By-Laws of Harman International Industries, Incorporated, as amended, dated December 7, 2011 (filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

5.1*	Opinion of Todd A. Suko, Executive Vice President and General Counsel.

23.1*	Consent of Todd A. Suko, Executive Vice President and General Counsel (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement dated October 28, 2011).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on this 7th day of February, 2012.

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, on behalf of Harman International Industries, Incorporated, a Delaware corporation (the “Corporation”), hereby constitutes and appoints Todd A. Suko and Marisa Iasenza, and each of them, the true and lawful attorneys or attorneys-in-fact, with full power of substitution and resubstitution, for the Corporation, to sign on behalf of the Corporation and on behalf of the undersigned in his or her capacity as an officer and/or a director of the Corporation, any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement on Form S-8 for the registration of shares of the Corporation’s common stock issuable under the Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, to or with the Commission pursuant to the Securities Act of 1933, as amended, and the regulations promulgated thereunder, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dinesh Paliwal Dinesh Paliwal	Chairman and Chief Executive Officer (Principal Executive Officer)	February 7, 2012

/s/ Herbert K. Parker Herbert K. Parker	Chief Financial Officer (Principal Financial Officer)	February 7, 2012

/s/ Jennifer Peter Jennifer Peter	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 7, 2012

/s/ Ann McLaughlin Korologos Ann McLaughlin Korologos	Director	February 7, 2012

/s/ Brian F. Carroll Brian F. Carroll	Director	February 7, 2012

/s/ Harald Einsmann Dr. Harald Einsmann	Director	February 7, 2012

/s/ Jiren Liu Dr. Jiren Liu	Director	February 7, 2012

/s/ Kenneth Reiss Kenneth Reiss	Director	February 7, 2012

/s/ Hellene S. Runtagh Hellene S. Runtagh	Director	February 7, 2012

/s/ Gary G. Steel Gary G. Steel	Director	February 7, 2012

Edward Meyer	Director

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

3.1	Restated Certificate of Incorporation of Harman International Industries, Incorporated, as amended (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, Commission File No. 001-09764, and hereby incorporated by reference).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 12, 2011 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on December 13, 2011, and hereby incorporated by reference).

3.3	By-Laws of Harman International Industries, Incorporated, as amended, dated December 7, 2011 (filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

5.1*	Opinion of Todd A. Suko, Executive Vice President and General Counsel.

23.1*	Consent of Todd A. Suko, Executive Vice President and General Counsel (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	2012 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement dated October 28, 2011).

*	Filed herewith